Exhibit 99.2

Press Release

Lender Processing Services to Pursue Registered Senior Debt Offering

JACKSONVILLE, Fla. – September 27, 2012 – Lender Processing Services, Inc. (NYSE: LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, announced today that it intends to commence an offering of $600 million in aggregate principal amount of Senior Notes due 2023 (the “Senior Notes”), subject to market and other conditions. The Senior Notes will be sold pursuant to the Company’s shelf registration statement and the base prospectus recently filed with the Securities and Exchange Commission. The net proceeds of the offering, along with existing cash, are expected to be used to purchase any of the 8.125% Senior Notes due 2016 tendered in the Company’s proposed tender offer, to redeem any notes not tendered, to prepay in full the outstanding Term B Loans under its senior credit facilities and to pay fees and expenses in connection with these transactions.

Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc. and Goldman, Sachs & Co. are underwriters for the transaction.

The Company has filed a registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the prospectus supplement thereto and the other documents that the Company has filed with the SEC for more complete information about the Company and this offering. These documents are available at no charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, these documents will be made available upon request to any underwriter participating in the offering. Interested parties may obtain a prospectus and the related prospectus supplement from Wells Fargo Securities, LLC at 550 South Tryon Street, Attention: Client Support, 7th Floor MAC D1086-070, Charlotte, NC 28202, Telephone: (800) 326-5897.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Senior Notes, which may be made only pursuant to the terms of the relevant prospectus supplement (including the prospectus).

About Lender Processing Services

Lender Processing Services (NYSE: LPS) delivers comprehensive technology solutions and services, as well as powerful data and analytics, to the nation’s top mortgage lenders, servicers and investors. As a proven and trusted partner with deep client relationships, LPS offers the only end-to-end suite of solutions that provides major U.S. banks and many federal government agencies the technology and data needed to support mortgage lending and servicing operations, meet unique regulatory and compliance requirements and mitigate risk.

These integrated solutions support origination, servicing, portfolio retention and default servicing. LPS’ servicing solutions include MSP, the industry’s leading loan-servicing platform, which is used to service approximately 50 percent of all U.S. mortgages by dollar volume. The company also provides proprietary data and analytics for the mortgage, real estate and capital markets industries.

LPS is a Fortune 1000 company headquartered in Jacksonville, Fla., and employs approximately 8,000 professionals. For more information, please visit www.lpsvcs.com.

Cautionary Statement About Forward-Looking Statements –

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to successfully consummate the Senior Notes Offering, the proposed tender offer for our existing senior notes due 2016, the related consent solicitation, the redemption of any untendered existing notes, and the prepayment of our outstanding Term B Loans under our senior credit facilities; our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; the impact of continued delays in the foreclosure process on the timing and collectability of our fees for certain of our services; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

For more information:

Investor contact:	Media contact:
Nancy Murphy	Michelle Kersch
(904) 854-8640	(904) 854-5043
Nancy.Murphy@lpsvcs.com	Michelle.Kersch@lpsvcs.com

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